Exhibit (b)(1)

BYLAWS

OF

DWS ADVISOR FUNDS

(Dated as of June 27, 2006)

ARTICLE 1

Declaration of Trust and Principal Office

1.1 Declaration of Trust. These Bylaws are adopted pursuant to Section 2.9 of the Declaration of Trust, as from time to time in effect (the "Declaration”), of the Massachusetts business trust established by the Declaration (the "Trust") and shall be subject to the terms of the Declaration. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration.

1.2 Principal Office of the Trust. The principal office of the Trust in Massachusetts shall be located in Boston, Massachusetts, or such other place as shall be determined by the Trustees from time to time. The Trust may have offices in such other places within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE 2

Trustees

2.1 Chairman. The Trustees may elect from their own number a Chairman to hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation, removal or disqualification. If the Chairman is present at a meeting of the Trustees or Shareholders, the Chairman shall preside at such meeting. The Chairman shall have such other duties and powers as the Trustees may from time to time determine, but shall have no individual authority to act for the Trust as an officer of the Trust.

2.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the Trustees may from time to time determine.

2.3 Special Meetings. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) designated in the call of the meeting when called by the Chairman, the President or the Treasurer or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

2.4 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least forty eight hours or by email or facsimile at least twenty four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice to him or her in person or by telephone at least twenty four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with

Exhibit (b)(1)

the records of the meeting, or to any Trustee who attends the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.5 Quorum and Manner of Acting. At any meeting of the Trustees, one third of the Trustees then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Meetings of the Trustees shall be presided over by the Chairman, or, if the Chairman is not present at the meeting, by another Trustee designated by the Chairman, or is there is no such designee present at the meeting, then by a person appointed to act as chairman of the meeting by the remaining Trustees present at the meeting. The Declaration contains further provisions relating to the manner of acting by the Trustees.

2.6 Actions by Consent. If in accordance with the provisions of the Declaration any action is taken by the Trustees by a written consent of fewer than all of the Trustees, prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. All such consents shall be filed with the records of the Trustees’ meetings. Any such written consents may be executed and delivered by electronic means. The Declaration contains further provisions relating to action by consent of the Trustees.

2.7. Counsel and Experts. The Trustees who are not "interested persons" of the Trust pursuant to the 1940 Act may from time to time as they may determine, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more Committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

ARTICLE 3

Officers

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers as the Trustees from time to time may in their discretion elect, appoint or authorize in accordance with Section 3.2 below. Any officer of the Trust may but need not be a Trustee or a Shareholder. Any two or more offices, except those of President and Vice-President, may be held by the same person. A Trustee may but need not be a Shareholder.

3.2 Election. The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time, or the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time.

3.3 Tenure. Each officer shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified.

3.4 Powers. Each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business

Exhibit (b)(1)

corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust.

3.6 Treasurer. Unless the Trustees provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, Shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the President.

3.7 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at an office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8 Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause and may delegate to the President the power of removal of any officers appointed by the President pursuant to Section 3.2 hereof. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Committees

4.1 Establishment and Authority. The Declaration contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees.

4.2 Quorum; Voting. Unless the specific rules and procedures adopted by a Committee in accordance with Section 4.1 provide otherwise, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a Committee may participate in a meeting of such Committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

4.3 Compensation of Members. The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.

Exhibit (b)(1)

ARTICLE 5

Reports and Communications

5.1 General. Pursuant to Section 5.7 of the Declaration, the Trustees and officers shall render notices and reports at the time and in the manner required by any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

5.2. Communications with Shareholders. Any notices, reports, proxy statements or other communications required under the Declaration, these By-Laws or applicable law to be sent to Shareholders may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such communication may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address, and the Trustees may in their discretion from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of notice or any other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication.

ARTICLE 6

Seal

6.1 General. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust. In the absence of a seal, a recital in any written instrument that such instrument is given under seal or otherwise is intended to take effect as a sealed instrument shall be sufficient to give such instrument the legal effect of a sealed instrument.

ARTICLE 7

Execution of Papers

7.1 General. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer or the Secretary, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

ARTICLE 8

Shares and Share Certificates

Exhibit (b)(1)

8.1 Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 3.1 of the Declaration (each, a “Transfer Agent”) in uncertificated form, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Declaration.

The Trustees may at any time authorize the issuance of share certificates for Shares of any Series or Class in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder’s name and the number of Shares owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

8.2 Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

8.3 Loss of Certificates. The transfer agent for any Series or Class of Shares, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

8.4. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

ARTICLE 9

Shareholders

9.1 Meetings. A meeting of the Shareholders shall be called by a majority of the Trustees or by the Secretary or other officer or officers as authorized by the Trustees whenever ordered to do so by a majority of Trustees. Meetings shall also be called by order of the Trustees at the request of Shareholders if and to the extent provided by the Declaration or by applicable law. The Trustees shall determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or without the Commonwealth of Massachusetts, or any adjournments or postponements thereof. Any meeting so called may be postponed by the Trustees prior to the meeting with notice to the Shareholders entitled to vote at that meeting.

Exhibit (b)(1)

9.2 Record Dates. For the purpose of determining the Shareholders of the Trust or any Series or Class of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of the Trust or such Series or Class having the right to notice of and to vote at such meeting and any adjournment or postponement thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

9.3 Notice of Meetings. Notice of all meetings of Shareholders and any postponement thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 5.2 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Shareholder of record entitled to vote at the meeting on the date set in accordance with Section 9.2 hereof. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 120 days after the notice of the original meeting or the postponement thereof was mailed or sent. Where separate meetings are held for Shareholders of the individual Series or Class to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

9.4 Quorum. The holders of thirty percent (30%) of the Outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual Series or Class then Shares representing thirty percent (30%) of the Outstanding Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

9.5 Adjournments. Any meeting of Shareholders may, by action of the chairman of the meeting, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, whether or not a quorum is present with respect to such matter; upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned, and without further notice. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

9.6 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such

Exhibit (b)(1)

vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present and entitled to vote at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter. A Shareholder may also revoke a prior proxy prior to a vote on a matter by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

9.7 Conduct of Meetings.           Meetings of the Shareholders shall be presided over by the Chairman, or, if the Chairman is not present at the meeting, by another Trustee or officer designated by the Chairman, or is there is no such designee present at the meeting, then by the most senior officer of the Trust present at the meeting and such person shall be deemed for all purposes the chairman of the meeting. The chairman of the meeting shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of Shareholders, the matter must be specifically identified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chairman of the meeting, in the chairman’s sole direction. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes

Exhibit (b)(1)

shall be decided by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

9.8 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees, or at the meeting, the chairman of the meeting, may appoint Inspectors of Election to act at the meeting or any adjournment or postponement thereof. Unless otherwise instructed by the Trustees or the chairman of the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

ARTICLE 10

Books and Records; Writings

10.1 Books and Records. The books and records of the Trust and any Series or Classes thereof, including the share ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

10.2 Access to Book and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series or Class thereof as may be granted from time to time by the Trustees in their sole discretion.

10.3 Writings.  To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:

(i)  any requirements in the Declaration or in the By-laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and

(ii)  any requirements in the Declaration or in the By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

ARTICLE 11

Amendments to the Bylaws

11.1 General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.